UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
February 12, 2014

NATIONSTAR MORTGAGE HOLDINGS INC. (Exact name of registrant as specified in its charter)
Delaware	001-35449	45-2156869
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
350 Highland Drive
Lewisville, Texas 75067
(Address of principal executive offices)

(469) 549-2000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On February 12, 2014, Jay Bray, Chief Executive Officer of Nationstar Mortgage Holdings Inc. (the “Company”), will begin a series of meetings with current and prospective investors and will present at the 15th Annual Credit Suisse Financial Services Forum at the Boca Raton Resort Club in Boca Raton, FL. During this conference, Mr. Bray will present the presentation attached to this Form 8-K as Exhibit 99.1, which is incorporated herein by reference. This presentation contains preliminary estimated unaudited financial results for the year ended and as of December 31, 2013. Estimates of results are inherently uncertain and subject to change, and the Company undertakes no obligation to update this information. The estimates contained in the presentation may differ from actual results. This data has been prepared by, and is the responsibility of, management based on a number of assumptions and has not been reviewed or audited by the Company’s independent registered public accounting firm. These estimates should not be viewed as a substitute for full financial statements prepared in accordance with GAAP. During the course of the preparation of the financial statements and related notes and the Company’s year-end audit, additional items that would require material adjustments to the preliminary financial information may be identified. The presentation includes certain non-GAAP financial measures. Reconciliations to the most directly comparable GAAP financial measures are included in the presentation.

Item 7.01	Regulation FD Disclosure.

The presentation attached to this Form 8-K as Exhibit 99.1 is incorporated herein by reference. The information furnished pursuant to this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Nationstar Mortgage Holdings Inc. Investor Presentation, dated February 2014

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nationstar Mortgage Holdings Inc.

Date: February 12, 2014	By:	/s/ David C. Hisey
David C. Hisey Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Nationstar Mortgage Holdings Inc. Investor Presentation, dated February 2014